EXHIBIT 4.1
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                     LETTER AGREEMENT
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                  TIDALWAVE HOLDINGS INC.
                  1831 N.E. 45th STREET
              FT. LAUDERDALE, FLORIDA  33308
                      (954) 255-6753
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September 14, 2000
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Richard I. Anslow
Richard I. Anslow & Associates
4400 Route 9S., 2nd Floor
Freehold, NJ  07728
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Attn:  Richard I. Anslow
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        RE:   Payment for Services from Tidalwave Holdings
Inc. to Richard I. Anslow & Associates
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Dear Mr. Anslow:
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The following hereby sets forth a payment agreement between
Tidalwave Holdings Inc.. ("Tidalwave") and Richard I. Anslow
& Associates:
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     1.   Tidalwave agrees to issue 147,059 shares of
Tidalwave to Richard I. Anslow & Associates. Such shares will be received within 30 days of the signing of this agreement. These shares are to account for a partial payment of $15,000 and are to credit the outstanding balance of $29,328.75 which accounts for legal services rendered for Tidalwave and in addition, Tidalwave will also pay an additional $2,500 to Richard I. Anslow & Associates in shares over and above the outstanding balance owed, in consideration for allowing Tidalwave to keep an outstanding balance with Richard I. Anslow & Associates for such an extended period of time. The amount of shares issued will be based on $17,500 and then divided by the average closing price of $0.119 of Tidalwave stock for the last 30 trading days prior to the signing of this agreement as it is quoted on the OTC Electronic Bulletin Board.
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Tidalwave Holdings Inc. agrees to file an S-8 registration
statement immediately after execution of this agreement to register the above referenced shares. The above referenced shares which represent legal work undertaken by Richard I. Anslow & Associates does not include any work related to capital raising transactions or making a market in the common stock of Tidalwave Holdings Inc.
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If the foregoing meets with your approval, please sign two
copies of this letter and return one to the undersigned.
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Very truly yours,
                            ACCEPTED AND AGREED TO
                            this 14TH day of September, 2000
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Tidalwave Holdings Inc.     Richard I. Anslow & Associates
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By: /s/ Leon Kline          By: /s/ Richard I. Anslow
------------------------    --------------------------------
        Leon Kline                  Richard I. Anslow
        President
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                   CONSULTING AGREEMENT
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This Agreement is made as of this September 14, 2000, by and between Tidalwave Holdings Inc. ("the Company") a
corporation duly organized and existing under the laws of Florida, with offices at 1831 N.E. 45th Street, Ft. Lauderdale, Florida 33308 and Richard I. Anslow ("the Consultant") with office at Freehold Executive Center, 4400 Route 9 South, 2nd Floor, Freehold, New Jersey 07728.
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     WHEREAS, the Company is a reporting company under the
1934 Exchange Act and has business operations in the
computer and online mortgage industry.
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     WHEREAS, the Consultant provides general legal services
for the Company.
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     WHEREAS, the Company wishes to retain the services of
the Consultant on the following terms and conditions:
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     1.     The Company hereby retains the services of the
Consultant for various legal projects (excluding projects regarding capital raising or making a market in the
Company's stock). In exchange for the Consulting Services (as that term is defined herein), the Consultant shall receive 147,059 shares of the Company's common stock, which shares shall be registered in an S-8 registration statement to be filed by the Company. Such shares are being issued to compensate Consultant for legal fees undertaken in the amount of $15,000.
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     2.     The Consultant shall, employing his best
efforts, assist the Company by providing legal services as requested by the Company.
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     3.     The Consultant shall be an independent
contractor and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude the Consultant from pursuing other projects.
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     4.     The Consultant (including any person or entity
acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact or errors of judgment for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the negligence or intentional misconduct of the Consultant or any person or entity acting for or on behalf of the
Consultant.
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     5.     The Company and its present and future
subsidiaries jointly and severally, agree to indemnify and hold harmless the Consultant against any loss, claim, damage or liability whatsoever, (including reasonable attorneys' fees and expenses), to which such Indemnified Party may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by the Consultant pursuant to this Agreement if such act or omission did not violate the provisions of Section 4 of this Agreement. So long as the Company has not provided counsel to the Indemnified Party in accordance with the terms of this Agreement, the Company and its subsidiaries agree to reimburse the defense of any action or investigation (including reasonable attorney's fees and expenses), subject to any understanding from such Indemnified Party to repay the Company or its subsidiaries if it is ultimately determined that such Indemnified Party is not entitled to such indemnity. In case any action, suit or proceeding shall be brought or threatened, in writing, against any Indemnified Party, it shall notify the Company within twenty
(20) days after the Indemnified Party receives notice of
such action, suit or such threat.  The Company shall have
the right to appoint the Company's counsel to defend such action, suit or proceeding, provided that such Indemnified Party consents to such representation by such counsel, which consent shall not be unreasonably withheld. In the event any counsel appointed by the Company shall not be acceptable to such Indemnified Party, then the Company shall have the right to appoint alternative counsel for such Indemnified Party reasonably acceptable to such Indemnified Party, until such time as acceptable counsel can be appointed. In any event, the Company shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. The Indemnified Party, or its co-counsel, shall promptly supply the Company's counsel with copies of all documents, pleadings and notices which are filed, served or submitted in any of the aforementioned. No indemnified Party shall enter into any settlement without the prior written consent of the Company, which consent shall not be unreasonable withheld.
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     6.     This Agreement shall be binding upon the Company
and the Consultant and their successors and assigns.
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     7.     If any provision or provisions of this Agreement
shall be held to be invalid, illegal or unenforceable for
any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.
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     8.     No supplement, modification or amendment of this
Agreement shall be binding unless executed in writing by
both parties hereto. No waiver of any other provisions hereof (whether or no similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.
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     9.     This Agreement may be executed in one or more
counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.
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     10.     The Parties agree that should any dispute arise
in the administration of this Agreement, that the agreement shall be governed and construed by the Laws of the State of New Jersey.
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     11.     This Agreement contains the entire agreement
between the Parties with respect to the consulting services to be provided to the Company by the Consultant and supersedes any and all prior understandings, agreement or correspondence between the Parties.
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     IN WITNESS WHEREOF, the Company and the Consultant have
caused this Agreement to be signed by duly authorized representatives as of the day and year first above written.
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TIDALWAVE HOLDINGS INC.
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BY: /s/ LEON KLINE
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        LEON KLINE
        PRESIDENT, CEO AND TREASURER
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/s/ RICHARD I. ANSLOW
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    RICHARD I. ANSLOW
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